                                                                   EXHIBIT 10.8


===============================================================================



                                    FORM OF

                                PARENT AGREEMENT


                                     AMONG



                            TIME WARNER CABLE INC.,



                              AOL TIME WARNER INC.


                                      AND


                                   AT&T CORP.






                            DATED AS OF: [ ], 200[ ]




===============================================================================

                               TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----

1.       Definitions.....................................................................................1

2.       Actions Requiring Consent of AOLTW..............................................................5

3.       Certain Rights of AT&T..........................................................................6
         3.1      Independent Directors..................................................................6
         3.2      Financial Statements and Other Information.............................................6

4.       AOLTW Covenants.................................................................................6
         4.1      Tender Offers and Exchange Offers......................................................6
         4.2      Mergers................................................................................6
         4.3      TWE Public Debt........................................................................7
         4.4      Closing Date Balance Sheet.............................................................7

5.       Miscellaneous...................................................................................7
         5.1      Notices................................................................................7
         5.2      Successors and Assigns.................................................................9
         5.3      Amendment and Waiver...................................................................9
         5.4      Counterparts; Effectiveness...........................................................10
         5.5      Specific Performance..................................................................10
         5.6      Headings..............................................................................10
         5.7      Governing Law.........................................................................10
         5.8      Jurisdiction..........................................................................10
         5.9      WAIVER OF JURY TRIAL..................................................................10
         5.10     Severability..........................................................................11
         5.11     Rules of Construction.................................................................11
         5.12     Entire Agreement; No Third Party Beneficiaries........................................11
         5.13     [Effect of AT&T - Comcast Merger......................................................11
         5.14     Termination...........................................................................11
         5.15     Further Assurances....................................................................12

                                PARENT AGREEMENT

                  PARENT AGREEMENT, dated as of [ ], 200[ ], among AOL Time Warner Inc., a Delaware corporation ("AOLTW"), AT&T(1) Corp., a New York corporation, and Time Warner Cable Inc., a Delaware corporation (the "Company").

                  WHEREAS, AOLTW, AT&T, the Company, and the other parties named therein have entered into a Restructuring Agreement, dated as of August 20, 2002 (the "Restructuring Agreement"), pursuant to which the parties will, among other things, restructure and recapitalize the Company; and

                  WHEREAS, the parties wish to grant certain rights to AOLTW and AT&T in respect of the Company.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, that, for purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other equity securities, by contract or otherwise.

                  "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "AOLTW" has the meaning set forth in the preamble to this Agreement.

                  "AT&T" means AT&T Corp., a New York corporation; provided that, except as otherwise specifically provided herein, following consummation of the AT&T - Comcast Merger, all references to "AT&T" shall mean AT&T Comcast and shall no longer mean AT&T Corp.

                  "AT&T Comcast" means AT&T Comcast Corporation, a Pennsylvania corporation.

---------
(1) In the event that the AT&T - Comcast Merger is completed prior to the execution hereof, AT&T Comcast shall replace AT&T as a signatory to this Agreement.

                  "AT&T - Comcast Merger" has the meaning set forth in the Restructuring Agreement.

                  "Attribution Entity" means (i) any Managed Entity other than a Managed 50% Entity or (ii) any other Person (other than a Subsidiary of the Company or a Managed Entity) of which the Company owns, directly or indirectly, at least 20% of the outstanding equity.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Business Combination" means a merger, consolidation, share exchange, business combination, reorganization, recapitalization or similar corporate transaction. Notwithstanding the foregoing, a Business Combination shall include any transaction effected pursuant to Section 253 of the General Corporation Law of the State of Delaware.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "Charter Documents" means the Restated Certificate of Incorporation and the By-laws of the Company as in effect from time to time.

                  "Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company.

                  "Class B Common Stock" means the Class B Common Stock, par value $0.01 per share, of the Company.

                  "Common Stock" means the Class A Common Stock and Class B Common Stock of the Company.

                  "Company" has the meaning set forth in the preamble to this Agreement.

                  "EBITDA" means, at any time of measurement, with respect to any Person, for the twelve months ending on the last day of the most recent fiscal quarter for which such information is available, operating income plus depreciation and amortization of such Person, in each case determined in accordance with GAAP as applied as of the date hereof and consistent with the presentation and manner of calculation in the consolidated statement of operations contained in the consolidated financial statements included in the Form 10-Q filed by TWE for the period ended June 30, 2002.

                  "EBITDAR" means, EBITDA plus Rental Expense.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

                  "Governmental Authority" means any supranational, national, state, municipal or local government, political subdivision or other governmental department, court, commission, board, bureau, agency, instrumentality, or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, whether domestic or foreign.

                  "Incurrence" has the meaning set forth in Section 2 of this Agreement.

                  "Indebtedness" means, with respect to any Person, (a) any obligation of such Person (i) for borrowed money, (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities, (iii) for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business or
(iv) under any lease or similar arrangement that would be required to be accounted for by the lessee as a capital lease in accordance with GAAP; (b) any guarantee (or keepwell agreement) by such Person of any indebtedness of others described in the preceding clause (a); (c) any obligation to reimburse any bank or other Person for amounts paid under a letter of credit or similar instrument (other than those issued in respect of the performance obligations in the ordinary course); and (d) any preferred stock or similar security or equity interest having a preference over the common equity of such Person in a liquidation, dissolution, or winding-up of such Person; provided, however, that any such preferred stock or similar security or equity interest held by AOLTW or its Subsidiaries shall not be deemed Indebtedness of the Company, any Subsidiary or any Managed Entity for so long as it is held by any such Person.

                  "Independent Director" has the meaning set forth in Section
303.01 or any successor provision of the Listed Company Manual of the New York Stock Exchange, as such rules may be amended from time to time.

                  "Initial Offering Date" means the date upon which shares of the Common Stock shall have been sold in an initial public offering (whether a primary or secondary offering) of the Company pursuant to an effective registration statement filed by the Company.

                  "Managed Entity" means any Person in which the Company or any of its Subsidiaries owns any equity and the cable operations of which are managed by the Company or any of its Subsidiaries pursuant to a management or similar agreement or arrangement. Each of the Persons included in the Selected Business shall be deemed not to be a Managed Entity.

                  "Managed 50% Entity" means any Managed Entity in which the Company or any of its Subsidiaries owns 50% or more of the outstanding equity. Without limitation of the foregoing, Texas Cable Partners, L.P. and Kansas City Cable Partners, L.P. shall be deemed to be Managed 50% Entities.

                  "Operating Lease Obligations" means, with respect to any Person, an amount equal to six (6) times such Person's Rental Expense.

                  "Permitted AT&T Disposition" has the meaning set forth in the Restructuring Agreement.

                  "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity or any "group" (as defined under Rule 13-d of the Exchange Act).

                  "Rental Expense" means, with respect to any Person, the aggregate amount of rent payable under all leases, the obligation with respect to which is not included under the definition of Indebtedness, of such Person for the twelve (12) months ending on the last day of the calendar month immediately prior to the date of determination.

                  "Restructuring Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Selected Business" has the meaning set forth in the Restructuring Agreement.

                  "Specified Period" has the meaning set forth in Section 4.3 of this Agreement.

                  "Subsidiary" means, with respect to any Person, any other Person of which securities or other ownership interests having voting power to elect a majority of the board of directors or other body performing similar functions are at any time owned by such Person.

                  "TWE" means Time Warner Entertainment Company, L.P., a Delaware limited partnership.

                  "TWE Indenture" means that certain Indenture, dated as of April 30, 1992, by and among Time Warner Inc., a Delaware Corporation, TWE and The Bank of New York, a New York banking corporation, as trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  2. Actions Requiring Consent of AOLTW. In addition to any approval required under applicable law or the Charter Documents, the Company will not (and will cause its Subsidiaries and Managed Entities not to) take, approve or otherwise ratify any of the following actions (whether or not such actions have been otherwise approved by the Board of Directors or any committee thereof) without the prior written approval of AOLTW:

                                    (a)      create, incur, assume (including,
without limitation, by acquiring any entity that has outstanding Indebtedness or Rental Expense), enter into or guarantee (each such action, an "Incurrence") any Indebtedness or Rental Expense if the Company's ratio of Indebtedness plus Operating Lease Obligations to EBITDAR then exceeds, or would exceed as a result of such Incurrence, 3:1. For purposes of determining the Company's Indebtedness, Operating Lease Obligations and EBITDAR, there shall be deemed to be included the following: (A) 100% of the Indebtedness, Operating Lease Obligations and EBITDAR of all Subsidiaries of the Company and all Managed 50% Entities and (B) a percentage of Indebtedness, Operating Lease Obligations and EBITDAR of each Attribution Entity equal to the percentage of the equity of such Attribution Entity owned, directly or indirectly, by the Company; provided that (i) in calculating the Company's Indebtedness, no portion of Indebtedness of any Person shall be included in the calculation to the extent the Indebtedness has already been included (whether by guarantee or otherwise) as Indebtedness of the Company in such calculation, (ii) none of the Indebtedness, Operating Lease Obligations, or EBITDAR attributable to the Selected Business shall be included in the Indebtedness, Operating Lease Obligations or EBITDAR of the Company, (iii) this Section 2(a) shall not prohibit or restrict the Incurrence of the Company Indebtedness on the Closing (each, as defined in the Restructuring Agreement) and (iv) no Indebtedness owed by the Company or any of its Subsidiaries or any Managed Entity shall be included if it is owed to AOLTW or any of its Subsidiaries (except to the extent such Subsidiary to which such Indebtedness is owed is not directly or indirectly wholly-owned by AOLTW) or the Company or any of its Subsidiaries or Managed Entities (except to the extent such Subsidiary or Managed Entity to which such Indebtedness is owed is not directly or indirectly wholly-owned by the Company or TWE).

                                    (b)      enter into any agreement or
arrangement that (i) binds or purports to bind AOLTW or any of its Affiliates (other than the Company and its Subsidiaries) in any manner, or (ii) would impose significant penalties or restrictions on the Company or its Subsidiaries as a result of any action or omission of AOLTW or its Affiliates (other than the Company or its Subsidiaries).

                                    (c)      adopt a shareholder rights plan,
cause the Company to be subject to Section 203 of the General Corporation Law of the State of Delaware, amend its certificate of incorporation to impose a "fair price provision", or take any similar action.

                  3.       Certain Rights of AT&T.

                           3.1      Independent Directors. Prior to the Initial
Offering Date, at least fifty percent (50%) of the Independent Directors serving on the Board of Directors shall, at the time of their nomination to the Board of Directors, be reasonably satisfactory to AT&T; provided that if AT&T does not object in writing to the nomination of any such Independent Directors within five (5) days following receipt of written notice thereof then such Independent Directors shall be deemed to be reasonably satisfactory to AT&T. To the extent possible, such directors shall be Class A Directors (as defined in the Restated Certificate of Incorporation of the Company).

                           3.2      Financial Statements and Other Information.
Until the Initial Offering Date, the Company shall deliver to AT&T:

                                    (a)      as soon as available, but not
later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm which report shall state without qualification that such financial statements present fairly the consolidated financial condition as of such date and consolidated results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis; and

                                    (b)      commencing with the first fiscal
period ending following the date hereof, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP.

                  4.       AOLTW Covenants. AOLTW hereby agrees as follows:

                           4.1      Tender Offers and Exchange Offers. For a
period of three (3) years following the Initial Offering Date, AOLTW shall not (and shall cause its controlled Affiliates not to) make any tender offer or exchange offer for any shares of Class A Common Stock (or announce any intention to do so) without the approval of a majority of the Independent Directors then serving on the Board of Directors.

                           4.2      Mergers. For a period of ten (10) years
following the Initial Offering Date, AOLTW shall not (and shall cause its controlled Affiliates not to) enter into or effect a Business Combination with the Company without the approval of a majority of the Independent Directors then serving on the Board of Directors.

                           4.3      TWE Public Debt. In the event that AOLTW or
its Subsidiaries (other than the Company and its Subsidiaries) wishes to purchase any debt securities issued by TWE under the TWE Indenture, AOLTW shall first give written notice to the Company of the approximate amount of debt securities it intends to purchase and the general time period within which it intends to purchase such debt securities, which time period shall not be greater than ninety (90) days (the "Specified Period"). The Company shall have five (5) Business Days following receipt of such notice to indicate its good faith intention to purchase such amount of debt securities within the Specified Period. If the Company so indicates, AOLTW shall not, and shall cause its Subsidiaries (other than the Company and its Subsidiaries) not to, purchase any such debt securities within the Specified Time Period and shall thereafter comply with the provisions of this Section 4.3 prior to any subsequent purchase of any debt securities issued under the TWE Indenture. If the Company does not indicate its good faith intention to purchase such debt securities, AOLTW shall be entitled to proceed with its purchase of debt securities for the duration of the Specified Time Period.

                           4.4      Closing Date Balance Sheet. On or prior to
the date that is 120 days following the Closing Date (as defined in the Restructuring Agreement), AOLTW shall cause the Company to prepare and deliver to AT&T a consolidated balance sheet for the Company as of the Closing Date (after giving effect to all transactions consummated at the Closing (as defined in the Restructuring Agreement).

                  5.       Miscellaneous.

                           5.1      Notices. All notices, demands or other
communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

                                    (a)      if to the Company:

                                             Time Warner Cable Inc.
                                             75 Rockefeller Plaza
                                             New York, New York 10019-6908
                                             Telecopy:  (212) 258-3172
                                             Attention: Executive Vice President
                                                        and General Counsel

                                             With a copy to:

                                             Paul, Weiss, Rifkind, Wharton
                                             & Garrison
                                             1285 Avenue of the Americas
                                             New York, NY  10019
                                             Attention:  Robert B. Schumer
                                             Fax:        (212) 757-3990

                                    (b)      if to AOLTW:

                                             AOL Time Warner Inc.
                                             75 Rockefeller Center Plaza
                                             New York, NY 10019
                                             Telecopy:  (212) 258-3172
                                             Attention: Executive Vice President
                                                        and General Counsel

                                             With a copy to:

                                             Paul, Weiss, Rifkind, Wharton
                                             & Garrison
                                             1285 Avenue of the Americas
                                             New York, NY  10019
                                             Attention: Robert B. Schumer
                                             Fax:       (212) 757-3990

                                    (c)      if to AT&T prior to closing of the
                                             AT&T-Comcast Merger, to:

                                             AT&T Corp.
                                             295 North Maple Avenue
                                             Basking Ridge, New Jersey 07920
                                             Attention: Corporate Secretary
                                             Fax:       (908) 953-8360

                                             With a copy to:

                                             Wachtell, Lipton, Rosen & Katz
                                             51 West 52nd Street
                                             New York, New York  10019
                                             Attention: Trevor S. Norwitz
                                             Fax:       (212) 403-2000

                                    (d)      if to AT&T Comcast after closing
                                             of the AT&T-Comcast Merger, to:

                                             AT&T Comcast Corporation
                                             1500 Market Street
                                             Philadelphia, Pennsylvania 19102
                                             Attention:        General Counsel
                                             Fax:              (215) 981-7794

                                             With a copy to:

                                             Davis Polk & Wardwell
                                             450 Lexington Avenue
                                             New York, New York  10017
                                             Attention: Dennis S. Hersch
                                                        William L. Taylor
                                             Fax:       (212) 450-4800

or such other address or facsimile number as such party hereto may hereafter specify for such purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

                           5.2      Successors and Assigns. The provisions of
this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, [except as provided in Section 5.13,](2) no party hereto may assign, delegate or transfer any of its rights or obligations hereunder without the consent of the other parties hereto; and provided, further, that the rights granted to AT&T pursuant to Section 3 of this Agreement are personal to it and may not be transferred or assigned except to a Disposition Trust in connection with a Permitted AT&T Disposition (as defined in the Restructuring Agreement) or from such a Disposition Trust to an Affiliate of AT&T.

                           5.3      Amendment and Waiver.

                                    (a)      Any amendment, supplement or
modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by (i) the Company (upon a vote of a majority of the Independent Directors then serving on the Board of Directors) ,
(ii) AOLTW and, (iii) with respect to any amendment, supplement or modification of or of any defined term used in Section 3, Section 4 or this Section 5 of

---------
(2) To be deleted if Section 5.13 is deleted upon execution of this Agreement.

this Agreement, AT&T. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company, AOLTW and AT&T.

                                    (b)      No failure or delay on the part of
any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies provided for herein are cumulative and are not exclusive of any rights and remedies that may be available to the parties hereto at law, in equity or otherwise.

                           5.4      Counterparts; Effectiveness. This Agreement
may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

                           5.5      Specific Performance. The parties hereto
agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of New York or any New York state court, in addition to any other remedy to which they are entitled at Law or in equity.

                           5.6      Headings. The headings in this Agreement
are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           5.7      Governing Law. This Agreement shall be
governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of the State of New York.

                           5.8      Jurisdiction. Any suit, action or
proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of New York or any New York state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on either party hereto anywhere in the world, whether within or without the jurisdiction of any such court.

                           5.9      WAIVER OF JURY TRIAL. EACH OF THE PARTIES
HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                           5.10     Severability. If any term, provision,
covenant or restriction of this Agreement is determined by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

                           5.11     Rules of Construction. Unless the context
otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

                           5.12     Entire Agreement; No Third Party
Beneficiaries.

                                    (a)      This Agreement constitutes the
entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.

                                    (b)      This Agreement shall be binding
upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                           5.13     [Effect of AT&T - Comcast Merger.(3) Upon
consummation of the AT&T - Comcast Merger, the parties hereto acknowledge and agree that all of AT&T Corp.'s rights and obligations hereunder will automatically and without further action of any of the parties hereto be assigned to and assumed by AT&T Comcast. Upon execution of this Agreement by AT&T Comcast, AT&T Comcast will replace AT&T Corp. as a party hereto, and AT&T Corp. shall automatically be released from any and all of its obligations under this Agreement and each of the parties hereto shall execute and deliver such instruments as AT&T Corp. shall reasonably request to evidence such release.

                           5.14     Termination. Section 2(a) of this Agreement
shall terminate at such time as the Indebtedness of the Company is no longer attributable to AOLTW (such determination to be made in AOLTW's reasonable judgment). Sections

---------
(3) In the event that the AT&T - Comcast Merger is consummated prior to the execution of this Agreement, this Section 5.13 shall be deleted and the Section numbers in the remainder of the document shall be appropriately adjusted.

2(b), 2(c), 4.1, 4.2 and 4.3 of this Agreement shall terminate at such time as the Company is no longer a Subsidiary of AOLTW.

                           5.15     Further Assurances. Each of the parties
shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.


                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Parent Agreement on the date first written above.


                                    TIME WARNER CABLE INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    AOL TIME WARNER INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    AT&T CORP.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title: